EXHIBIT (12)

                                        March 30, 1999


 The Gabelli Utility Fund
 One Corporate Center
 Rye, New York 10580


 Ladies and Gentlemen:

           We have acted as special counsel to the Gabelli Utility Fund (the "Utility Fund"), a Delaware business trust, in connection with the proposed issuance of all the common stock of Utility Fund to the Gabelli Equity Trust Inc. (the "Equity Trust") in exchange for a portion of the assets of Equity Trust, and the subsequent distribution of all the outstanding common shares of Utility Fund common stock by Equity Trust to the holders of record of Equity Trust's common stock.

           This opinion is being furnished to you, at your request, in connection with the filing of the Registration Statement on Form N-14 (File No. 333-72983) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") on March 30, 1999 (the "Registration Statement"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Registration Statement.

           In rendering our opinion set forth below, we have examined, and with your consent relied upon the accuracy and completeness (which we have neither investigated nor verified) of the facts, information and representations contained in originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate as a basis for our opinions set forth below. In addition, we have assumed that (i) the transactions will be consummated as described in the Registration Statement and (ii) the Registration Statement reflects all the material facts relating to the transactions. Our opinion is conditioned upon, among other things, the continuing accuracy and completeness of the facts information and representations contained in the Registration Statement. Any material change or inaccuracy in the facts referred to, set forth or assumed herein, or in the Registration Statement (giving effect to all events occurring subsequent to the effective date of the Registration Statement) may affect the conclusions stated herein.

           We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

           In rendering our opinion set forth below, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that such laws, the Code, the Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Additionally, there can be no assurance that contrary positions may not be taken by the Internal Revenue Service. A material change in any of the authorities upon which our opinion is based could affect our conclusions herein.

           Based solely upon and subject to the foregoing and other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

      The discussion in the Proxy Statement/Prospectus that forms part of the Registration Statement under the captions "Proxy Statement/Prospectus Summary Federal Income Tax Consequences of the Transaction," "The Transaction Federal Income Tax Consequences of the Transaction" and "Taxation" insofar as such discussion purports to summarize the material United States federal income tax consequences of the distribution of shares of common stock of Utility Fund to the Equity Trust shareholders, and subject to the qualifications and exceptions referred to therein, accurately summarizes such consequences in all material respects.

           Except as expressly set forth above, we express no other opinion.

           This opinion is for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose, except we consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

           The opinion expressed herein is as of the date hereof, and we disclaim any undertaking to advise you of changes of facts stated or assumed herein or any subsequent changes in applicable law.

                          Very truly yours,

                          /s/ Skadden, Arps, Slate, Meagher & Flom LLP